AMENDED AND RESTATED SCHEDULE A
                              DATED JUNE 30, 2016
                                     TO THE
                          EXPENSE LIMITATION AGREEMENT
                         DATED OCTOBER 1, 2014 BETWEEN
                      THE ADVISORS' INNER CIRCLE FUND III
                                      AND
                      NOMURA ASSET MANAGEMENT U.S.A. INC.

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Fund of the Trust:

--------------------------------------------------------------------------------------------------------
                                                     MAXIMUM ANNUAL
NAME OF FUND                SHARE CLASS         OPERATING EXPENSE LIMIT      INITIAL TERM END DATE
--------------------------------------------------------------------------------------------------------
Nomura High Yield Fund      Class I shares             0.575%                  January 29, 2018
--------------------------------------------------------------------------------------------------------

                                                   Acknowledged and Accepted by:

                                             Nomura Asset Management U.S.A. Inc.

                                             /s/ Hiromichi Aoki
                                             -----------------------------------
                                             Name:Hiromichi Aoki
                                             Title: Chief Administrative Officer


                                             The Advisors' Inner Circle Fund III

                                             /s/ Dianne Descoteaux
                                             -----------------------------------
                                             Name: Dianne Descoteaux
                                             Title: VP & Secretary